                  As filed with the Securities and Exchange Commission on May 30, 2018

Registration No. 333-202487

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

MESA LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Colorado

(State or other jurisdiction

of incorporation or organization)

84-0872291

(I.R.S. Employer Identification No.)

_______________

12100 West Sixth Avenue

Lakewood, Colorado 80228

(303) 987-8000

(Address and telephone number

of Registrant’s principal executive offices)

_______________

Andrew N. Bernstein, Esq.

Andrew N. Bernstein, P.C.

8101 East Prentice Avenue, Suite 890

Greenwood Village, Colorado 80111

(303) 770-7131

(Name, address, and telephone number

of agent for service)

_______________

Copies of all communications to:

Andrew N. Bernstein, Esq.

Andrew N. Bernstein, P.C.

8101 East Prentice Avenue, Suite 890

Greenwood Village, Colorado 80111

Telephone: (303) 770-7131

Facsimile: (303) 770-7332

_______________

DEREGISTRATION OF SECURITIES

Mesa Laboratories, Inc. (“Mesa Labs” or the “Registrant”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to deregister all of its securities originally registered by the Registrant pursuant to its Universal Shelf Registration Statement on Form S-3 which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 23, 2015, File No. 333-202487 (the “Registration Statement”), with respect to up to $130,000,000 of the common stock of the Registrant, no par value per share (the “Common Stock”), and common stock purchase warrants (the “Warrants”), thereby registered for offer or sale pursuant to the Registration Statement.

As of the date hereof, none of the Registrant’s Common Stock or Warrants which were initially registered for issuance under the Registration Statement has been sold. Further, as of April 23, 2018 (three years after the initial effective date of the Registration Statement), the Registration Statement has now expired without any Common Stock or Warrants which were initially registered for issuance and sale under the Registration Statement having been sold.

The Registrant has terminated all offerings of the Common Stock and Warrants pursuant to the Registration Statement. Accordingly, the Registrant hereby removes from registration, by means of this Post-Effective Amendment, all of the shares of Common Stock and Warrants which were registered under the Registration Statement that remained unsold as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Lakewood, Colorado on May 30, 2018.

MESA LABORATORIES, INC.

By:	/s/ GARY M. OWENS
Gary M. Owens
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY M. OWENS	Chief Executive Officer, President	May 30, 2018
Gary M. Owens	and Director (Principal
Executive Officer)

/s/ JOHN J. SULLIVAN	Chairman of the Board of Directors	May 30, 2018
John J. Sullivan

/s/ JOHN V. SAKYS	Chief Financial Officer and Treasurer	May 30, 2018
John V. Sakys	(Principal Financial and Accounting Officer)

/s/ H. STUART CAMPBELL	Director, Lead Independent Director	May 30, 2018
H. Stuart Campbell

/s/ MICHAEL T. BROOKS	Director	May 30, 2018
Michael T. Brooks

/s/ ROBERT V. DWYER	Director	May 30, 2018
Robert V. Dwyer

/s/ EVAN C. GUILLEMIN	Director	May 30, 2018
Evan C. Guillemin

/s/ DAVID M. KELLY	Director	May 30, 2018
David M. Kelly

/s/ JOHN B. SCHMIEDER	Director	May 30, 2018
John B. Schmieder